                                                                 EXHIBIT (D)(I)

                OPTION FOR VARIABLE ADDITIONAL INSURANCE RIDER

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROVIDED BY THIS RIDER IS VARIABLE AND MAY INCREASE OR DECREASE BASED ON SEPARATE ACCOUNT PERFORMANCE. SEE THE VARIABLE ADDITIONAL INSURANCE DEATH BENEFIT PROVISION.

THE CASH VALUE OF EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED.

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE WAITING PERIODS FOR INCONTESTABILITY AND SUICIDE ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on the Policy Specifications page; or on the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider. This Rider provides an additional dividend option. While this option is in effect, we will use the annual dividends credited to your policy to buy variable life insurance.

DEFINITIONS          ISSUE DATE OF THIS RIDER. The Issue Date of this Rider is
                     shown on the Policy Specifications page or Policy
                     Specification for Policy Change page. It is the effective date of this Rider.

                     DIVIDENDS. Dividends mean all dividends credited under your policy, except for dividends credited to an Option to Purchase Additional Insurance Rider. They include any dividends from any optional benefit Rider in your policy, as well as any dividend amounts transferred or converted from other dividend options.

                     ALLOCATION DATE. The Allocation Date is the date the first dividend under this option is applied to the Separate Account or Fixed Account.

                     VALUATION DATE. A Valuation Date is each day on which the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Date, as long as the basis is not inconsistent with applicable laws.

                     VALUATION PERIOD. A Valuation Period is the period between two successive Valuation Dates starting at 4:00 P.M., New York City time, on each Valuation Date and ending at 4:00 P.M., New York City time, on the next succeeding Valuation Date. We reserve the right, on 30 days notice, to change the basis for such Valuation Period as long as the basis is not inconsistent with applicable law.

                     SEPARATE ACCOUNT. The Separate Account is [              ]

                     INVESTMENT DIVISIONS. The Investment Divisions are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company or companies. Each class of stock represents a separate portfolio of an investment company.

                     The Investment Divisions available on the Issue Date of this Rider are shown in the application for this Rider. We may from time to time make other Investment Divisions available to you. We will provide you with written notice of all material details including investment objectives and all charges.

                     FIXED ACCOUNT. The Fixed Account is the account to which we apply the dividends that you allocate to the Fixed Account. Interest will be credited at a rate not less than the Fixed Account Guaranteed Interest Rate shown on the Option for Variable Additional Insurance Rider Schedule (called "Schedule"). The Fixed Account is part of our general account.

                     LOAN COLLATERAL ACCOUNT. The Loan Collateral Account is the account to which we will transfer any cash value from the Fixed and Separate Accounts needed as collateral for a policy loan.

   5E-1VAI-06

                     CASH VALUE. The Cash Value is the sum of: (a) the value of the Fixed Account; (b) the value in each investment division of the Separate Account; and (c) the value of the Loan Collateral Account.

                     CONDITIONAL GUARANTEED DEATH BENEFIT. The Conditional Guaranteed Death Benefit is the amount of death benefit needed to prevent the Policy from becoming a Modified Endowment Contract under the Internal Revenue Code due to a decrease in death benefit because of adverse investment performance during any 7-year pay test period. It protects you from the adverse tax consequences associated with the Policy being treated as a Modified Endowment Contract instead of a life insurance policy as defined by the Internal Revenue Code. After the first seven years, your death benefit during any 7-year pay test period will not be less than your death benefit at the beginning of that 7-year test period. Any Cash withdrawal under this option will reduce or eliminate the Conditional Guaranteed Death Benefit. This guarantee will also end if your Policy becomes a Modified Endowment Contract for any other reason.

                     NET SINGLE PREMIUMS. Net Single Premiums are used to calculate the amount of variable additional insurance under this benefit. The net single premiums for each policy anniversary are shown in the Table of Net Single Premiums.

                     COST OF INSURANCE CHARGE. A Cost of Insurance Charge is deducted each month from the Cash Value of the Fixed Account and the Investment Divisions. We may change these charges, but they will never be more than the guaranteed monthly percentages shown in the Table of Guaranteed Maximum Cost of Insurance Charges

                     OTHER CHARGES. Mortality and expense risks charge and any transfer fee charge are shown on the Schedule.

                     CASH VALUE. The Cash Value is calculated as follows:

                      1. The cash value in the Fixed Account on the preceding
                         valuation date credited with interest for the current valuation period; plus

                      2. The cash value in each Investment Division on the
                         preceding valuation date multiplied by the experience factor for the current valuation period; plus

                      3. The cash value in the Loan Collateral Account on the
                         preceding valuation date credited with interest for the current valuation period; plus

                      4. Any dividend applied during the current valuation
                         period and allocated to the Fixed Account and any Investment Division; plus

                      5. Any cash value transferred to the Fixed Account from
                         an Investment Division during the current valuation period; plus

                      6. Any cash value transferred to the Loan Collateral
                         Account from the Fixed Account or an Investment Division; plus

                      7. Any cash value transferred to an Investment Division
                         from the Fixed Account or another Investment Division during the current valuation period; less

                      8. Any cash value transferred from the Loan Collateral
                         Account to the Fixed Account or an Investment Division; less

                      9. Any cash value transferred from the Fixed Account to
                         an Investment Division during the current valuation period; less

                     10. Any cash value transferred from an Investment
                         Division to the Fixed Account of another Investment Division during the current valuation period; less

                     11. Any cash withdrawals from the Fixed Account and
                         Investment Divisions during the current valuation period; less

                     12. The portion of any Monthly Deduction not deducted
                         during the current Valuation Period or any accrued Monthly Deductions not deducted during a prior Valuation Period due to insufficient Cash Value in the Investment Divisions and the Fixed Account; less

                     13. The portion of any monthly Cost of Insurance and
                         Separate Account charges deducted from the Fixed Account and each Investment Division during the current valuation period.

EXPERIENCE FACTOR     1. The "experience factor" for a valuation period is the
                         net asset value per Investment Company share at the end of the current valuation period; plus

                      2. The per share amount of any investment dividend or
                         capital gain paid by the investment company during the current valuation period; less

                      3. Any per share charge for taxes or any reserve for
                         taxes.

                     This amount is then divided by the net asset value per investment company share at the end of the preceding valuation period.

VARIABLE ADDITIONAL  We will use your dividends to buy variable life insurance
INSURANCE DEATH      that will be included in the insurance proceeds payable
BENEFIT              on the death of the insured. The amount of insurance is
                     subject to change on each Valuation Date. We determine the amount of the death benefit on the date of death of the Insured as follows:

                      1. On the Allocation Date, we take the sum of all
                         dividend amounts and then divide by the applicable Net Single Premium at the insured's attained age to provide the variable additional insurance death benefit.

                      2. For each day in the Valuation Period until another
                         dividend amount is credited, the variable additional insurance death benefit is the Cash Value divided by the Net Single Premium for that day. If the Conditional Guaranteed Death Benefit is larger, we will pay that amount instead.

                      3. On a policy anniversary, we take all the dividends
                         credited on that anniversary and add them to the Cash Value of the variable additional insurance determined on the last Valuation Date of the last policy year and then divide that sum by the Net Single Premium for the insured's attained age. This is the total variable additional insurance death benefit for the first day of the new policy year.

MONTHLY DEDUCTION    Each month the following amounts will be deducted from
                     the Cash Value of this Rider:

                      1. Cost of Insurance Charge;

                      2. Mortality and expense risks charge; and

                      3. Any accrued Monthly Deductions.

                     You may choose to have the Monthly Deduction charged proportionately to the Fixed Account and each Investment Division of the Separate Account or all to the Fixed Account. If you choose to have the Monthly Deduction charged to the Fixed Account and its value is not sufficient, the remainder will be charged proportionately to each Investment Division of the Separate Account.

                     If during any month the Cash Value, less the Loan Collateral Account, is less than the Monthly Deduction, the uncollected amount will accrue without interest until the Cash Value, less the Loan Collateral Account, is large enough to cover the accrued Monthly Deduction. Accrued Monthly Deductions will reduce the Cash Value and Death Benefit under this Rider.

LOAN The Cash Value of this Rider is available as part of the collateral for loan under the Policy. Any cash value needed as collateral for a policy loan will be transferred into the Loan Collateral Account. It will be credited with interest at a rate of not less than the Loan Collateral Interest Rate shown on the Schedule.

SEPARATE ACCOUNT     [                                        ] is an
                     investment account set up and kept by us, apart from our general account or other separate investment accounts. It is used for variable additional insurance and for other policies and contracts as permitted by law.

                     We own the assets of the Separate Account. Assets equal to our reserves and other liabilities of the Separate Account will not be charged with the liabilities that arise from any other business that we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities.

                     Income and realized and unrealized gains or losses from the assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses.

                     The Separate Account will be valued at the end of each Valuation Period, but at least monthly.

RIGHT TO MAKE        We reserve the right to make certain changes if, in our
CHANGES              judgment, they would best serve the interests of the
                     owners of benefits such as this one, or would be appropriate in carrying out the purposes of such benefits. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and the approval of any appropriate regulatory authority.

                     Some examples of the changes we may make include:

                      1. To operate the Separate Account in any form permitted
                         under the Investment Company Act of 1940, or in any other form permitted by law.

                      2. To take any action necessary to comply with or obtain
                         any exemptions from the Investment Company Act of 1940.

                      3. To transfer any assets in the Investment Division to
                         one or more separate accounts, or to our general account, or to add Investment Divisions to the Separate Account.

                      4. To substitute, for the investment company shares held
                         in the Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

                      5. To change the way we assess charges, but without
                         increasing the aggregate charged to the Separate
                         Account.

                      6. To make any other necessary technical changes in this
                         benefit in order to conform to any action this provision permits us to take.

                     If any of these changes result in a material change in the underlying investments of the Separate Account, we will notify you of such change.

RIGHT TO CHANGE      You may change the allocation of future dividends to the
ALLOCATION           Fixed Account and the Investment Divisions of the
                     Separate Account. You must allocate at least 1% of the dividends to each alternative you choose. Percentages must be in whole numbers. (For example, 33 1/3% may not be chosen.) You must notify us in writing, or by other means as determined by us, of a change in allocation. The change will take effect immediately upon receipt at our Designated Office.

                     You may also change the allocation of the Cash Value. To do this, you may transfer amounts among the alternatives at any time, but we reserve the right to limit transfers to and from the Fixed Account. While we do not impose a charge currently, in the future (depending on the volume and amount of transfers), a transfer charge of not more than the charge shown on the Schedule for each transfer may be deducted from the Cash Value from which amounts are transferred proportionately among the Fixed Account and the Investment Divisions of the Separate Account when each transfer is made. However, no charge will be assessed for transfers arising from policy loans and loan repayments or from an automatic investment strategy. Transfers must be in either dollar amounts or a percentage in whole numbers. The minimum amount that may be transferred is shown on the Schedule or, if less, the entire value in an Investment Division of the Separate Account or the entire value in the Fixed Account. . There is no limit on the number of transfers among the Investment Divisions of the Separate Account. The change will take effect on the date we receive written notice from you at our designated office. No restrictions on transfers will apply it you have selected an automatic investment strategy.

WITHDRAWALS          You may withdraw all or part of the Cash Value of this
                     option at any time, except for any Cash Value needed as collateral for a policy loan. To do so, you must send us a written request. A withdrawal will reduce the amount of variable additional insurance payable as of the date of withdrawal. The reduced amount of insurance will be the amount of additional insurance that the remaining Cash
                     Value, if any, will buy at the net single premium for the Insured's sex and attained age on the date of withdrawal.

DEFERMENT            We reserve the right to defer the calculation and payment
                     of the variable additional insurance benefit under certain circumstances. Generally, it will not be practical for us to determine the value of an Investment
                     Division of the Separate Account during any period when the New York Stock Exchange is closed for trading (except for customary weekend and holiday closings) or when the Securities and Exchange Commission restricts trading or determines an emergency exists. In these cases, we reserve the right to defer: (a) the determination, application, or payment of a cash withdrawal; (b) the transfer of a cash value amount; and (c) the payment of the variable additional insurance as part of the policy's insurance proceeds. We may also defer paying a cash withdrawal or transferring cash from the Fixed Account for up to 6 months from the date we receive your request.

NON-PAYMENT OF       If your policy lapses, we will automatically transfer the
POLICY PREMIUMS      cash value of the Investment Divisions to the Fixed
                     Account.

REINSTATEMENT        If your policy has ended because premiums due were not
                     paid before the end of the grace period, you may reinstate this Rider when you reinstate your policy.

AGE AND SEX          If the insured's age or sex on the Issue Date of this
                     Rider is not correct, we will recalculate the amount of variable additional insurance by using the Cost of Insurance Charges and the Net Single Premiums applicable to the insured's correct age and sex.

INCONTESTABILITY     This Rider will not be contestable after it has been in
                     force during the life of the Insured for two years from the Issue Date of this Rider.

SUICIDE EXCLUSION    If the Insured dies by suicide, while sane or insane,
                     within two years from the Issue Date of this Rider, this Rider will terminate and no benefits will be payable under this Rider.

ANNUAL REPORTS       Each year we will send you a report showing the current
                     amount of variable additional insurance and Cash Value.
                     The report will also show the amount and type of credits to and deductions from the cash value during the past year. It will also include any other information required by state laws and regulations.

TERMINATION          Your dividends will continue to buy variable additional
                     insurance under this Rider until the earlier of:

                     1. The monthly anniversary on or following receipt at our Designated Office of your written request, in a form acceptable to use, to terminate this Rider or to change to another dividend option; and

                     2. The date the Policy lapses for nonpayment of premiums or otherwise terminates.

                     We will then pay you any remaining Cash Value, less any amount needed to repay a loan.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        [                  ] INSURANCE COMPANY

                                        ----------------------------------------
                                                       Secretary

            OPTION FOR VARIABLE ADDITIONAL INSURANCE RIDER SCHEDULE

INSURED:                               [JOHN DOE]

POLICY NUMBER:                         [SPECIMEN]

FIXED ACCOUNT GUARANTEED INTEREST RATE 4%

MORTALITY AND EXPENSE RISKS CHARGE     .75% OF THE CASH VALUE OF THE SEPARATE
                                       ACCOUNT

MAXIMUM TRANSFER FEE                   $25

MINIMUM TRANSFER AMOUNT                $50

LOAN COLLATERAL INTEREST RATE          4%

                         TABLE OF NET SINGLE PREMIUMS

                AGE ON POLICY
                ANNIVERSARY
                -------------
                2.......................................  .09034
                3.......................................  .09303
                4.......................................  .09586
                5.......................................  .09884
                6.......................................  .10198
                7.......................................  .10530
                8.......................................  .10880
                9.......................................  .11248
                10......................................  .11631
                11......................................  .12028
                12......................................  .12437
                13......................................  .12853
                14......................................  .13272
                15......................................  .13693
                16......................................  .14116
                17......................................  .14542
                18......................................  .14974
                19......................................  .15415
                20......................................  .15870
                21......................................  .16342
                22......................................  .16834
                23......................................  .17348
                24......................................  .17887
                25......................................  .18452
                26......................................  .19045
                27......................................  .19665
                28......................................  .20312
                29......................................  .20987
                30......................................  .21688
                31......................................  .22417
                32......................................  .23171
                33......................................  .23952
                34......................................  .24760
                35......................................  .25594
                36......................................  .26453
                37......................................  .27338
                38......................................  .28248
                39......................................  .29183
                40......................................  .30142
                41......................................  .31125
                42......................................  .32131
                43......................................  .33160
                44......................................  .34214
                45......................................  .35291
                46......................................  .36392
                47......................................  .37518
                48......................................  .38668
                49......................................  .39844
                50......................................  .41044
                51......................................  .42268
                52......................................  .43512
                53......................................  .44776
                54......................................  .46057
                55......................................  .47352
                56......................................  .48662
                57......................................  .49986
                58......................................  .51325
                59......................................  .52678
                60......................................  .54046
                61......................................  .55426
                62......................................  .56814
                63......................................  .58205
                64......................................  .59597
                65......................................  .60986
                66......................................  .62371
                67......................................  .63752
                68......................................  .65130
                69......................................  .66506
                70......................................  .67876
                71......................................  .69236
                72......................................  .70579
                73......................................  .71895
                74......................................  .73177
                75......................................  .74419
                76......................................  .75623
                77......................................  .76791
                78......................................  .77929
                79......................................  .79043
                80......................................  .80134
                81......................................  .81199
                82......................................  .82233
                83......................................  .83226
                84......................................  .84170
                85......................................  .85064
                86......................................  .85911
                87......................................  .86718
                88......................................  .87496
                89......................................  .88256
                90......................................  .89014
                91......................................  .89787
                92......................................  .90599
                93......................................  .91475
                94......................................  .92441
                95......................................  .93512
                96......................................  .94681
                97......................................  .95910
                98......................................  .97112
                99......................................  .98054
                100..................................... 1.00000
                101..................................... X.XXXXX
                102..................................... X.XXXXX
                103..................................... X.XXXXX
                104..................................... X.XXXXX
                105..................................... X.XXXXX
                106..................................... X.XXXXX
                107..................................... X.XXXXX
                108..................................... X.XXXXX
                109..................................... X.XXXXX
                110..................................... X.XXXXX
                111..................................... X.XXXXX
                112..................................... X.XXXXX
                113..................................... X.XXXXX
                114..................................... X.XXXXX
                115..................................... X.XXXXX
                116..................................... X.XXXXX
                117..................................... X.XXXXX
                118..................................... X.XXXXX
                119..................................... X.XXXXX
                120..................................... X.XXXXX

THE NET SINGLE PREMIUM ON A DATE DURING A POLICY YEAR IS DETERMINED BY INTERPOLATION BETWEEN THE VALUES FOR THE ANNIVERSARIES IMMEDIATELY FOLLOWING THAT DATE.

             TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE CHARGES

                                                       GUARANTEED
                                                        MAXIMUM
                                                        MONTHLY
              ATTAINED AGE                             PERCENTAGE
              ------------                             ----------
              2.......................................  .082954
              3.......................................  .078824
              4.......................................  .073039
              5.......................................  .066423
              6.......................................  .060631
              7.......................................  .054834
              8.......................................  .050692
              9.......................................  .048205
              10......................................  .047376
              11......................................  .049034
              12......................................  .054006
              13......................................  .060631
              14......................................  .067251
              15......................................  .074692
              16......................................  .080476
              17......................................  .083780
              18......................................  .085431
              19......................................  .085431
              20......................................  .083780
              21......................................  .080476
              22......................................  .077172
              23......................................  .073039
              24......................................  .068905
              25......................................  .063941
              26......................................  .060631
              27......................................  .058147
              28......................................  .055663
              29......................................  .054006
              30......................................  .052349
              31......................................  .051520
              32......................................  .051520
              33......................................  .051520
              34......................................  .051520
              35......................................  .052349
              36......................................  .054006
              37......................................  .054834
              38......................................  .056491
              39......................................  .058147
              40......................................  .060631
              41......................................  .063114
              42......................................  .064769
              43......................................  .067251
              44......................................  .069732
              45......................................  .072213
              46......................................  .073866
              47......................................  .076345
              48......................................  .078824
              49......................................  .081302
              50......................................  .083780
              51......................................  .086256
              52......................................  .089558
              53......................................  .093682
              54......................................  .096981
              55......................................  .101103
              56......................................  .104398
              57......................................  .107693
              58......................................  .110987
              59......................................  .115102
              60......................................  .118393
              61......................................  .122505
              62......................................  .126615
              63......................................  .131544
              64......................................  .136471
              65......................................  .140575
              66......................................  .145497
              67......................................  .149596
              68......................................  .153694
              69......................................  .156971
              70......................................  .161884
              71......................................  .166795
              72......................................  .172520
              73......................................  .178242
              74......................................  .184777
              75......................................  .190491
              76......................................  .196202
              77......................................  .200279
              78......................................  .203539
              79......................................  .206798
              80......................................  .210056
              81......................................  .214127
              82......................................  .217382
              83......................................  .222263
              84......................................  .226328
              85......................................  .229579
              86......................................  .232016
              87......................................  .233641
              88......................................  .234453
              89......................................  .233641
              90......................................  .232016
              91......................................  .228766
              92......................................  .223076
              93......................................  .216568
              94......................................  .208427
              95......................................  .201094
              96......................................  .195387
              97......................................  .190491
              98......................................  .183144
              99......................................  .163521
              101.....................................  .XXXXXX
              102.....................................  .XXXXXX
              103.....................................  .XXXXXX
              104.....................................  .XXXXXX
              105.....................................  .XXXXXX
              106.....................................  .XXXXXX
              107.....................................  .XXXXXX
              108.....................................  .XXXXXX
              109.....................................  .XXXXXX
              110.....................................  .XXXXXX
              111.....................................  .XXXXXX
              112.....................................  .XXXXXX
              113.....................................  .XXXXXX
              114.....................................  .XXXXXX
              115.....................................  .XXXXXX
              116.....................................  .XXXXXX
              117.....................................  .XXXXXX
              118.....................................  .XXXXXX
              119.....................................  .XXXXXX
              120.....................................  .XXXXXX

MONTHLY COST OF INSURANCE CHARGES IS ASSESSED AS A PERCENTAGE OF THE BEGINNING OF MONTH CASH VALUE. MONTHLY COST OF INSURANCE CHARGES WILL NEVER BE LESS THAN $0.01.